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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): June 28, 2005
                             --------------------

                                iPAYMENT, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

                                  000-50280
                           (Commission File Number)

                                  62-1847043
                   (I.R.S. Employer Identification Number)

                     40 Burton Hills Boulevard, Suite 415
                             Nashville, TN 37215
            (Address and zip code of principal executive offices)

                                (615) 665-1858
             (Registrant's telephone number, including area code)

                                     N/A
            (Name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01    Entry into a Material Definitive Agreement

         On May 16, 2005, the Board of Directors of iPayment, Inc. established a Special Committee of the Board of Directors (the "Special Committee") to evaluate the non-binding proposal from a newly-formed entity, wholly-owned by Gregory S. Daily, iPayment's Chairman and Chief Executive Officer, to acquire all of the outstanding shares of iPayment for a cash price of thirty-eight US dollars ($38) per share and any alternative transactions. On June 28, 2005, the compensation to be provided to members of the Special Committee for their services on the Special Committee was set at (i) ten thousand US dollars ($10,000) per month and (ii) one thousand US dollars ($1,000) per meeting attended by a member in person. In addition, the Chairman of the Special Committee will receive an additional payment of twenty five thousand US dollars ($25,000) for his time and efforts as the Chairman of the Special Committee.

         The compensation provided to the Special Committee's members shall continue, unless the Board of Directors decides otherwise, until a definitive merger agreement, agreement to sell all the outstanding shares of iPayment or other agreement resulting in a Rule 13e-3 transaction has been entered into.






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                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                iPAYMENT, INC.

                                By: /s/ Afshin Yazdian
                                   ----------------------------------------
                                   Name: Afshin Yazdian
                                   Title: Executive Vice President, General
                                          Counsel and Secretary





Dated:  June 30, 2005








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